SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------



       Date of Report (Date of earliest event reported): February 18, 2000


                     TECHNICAL CHEMICALS AND PRODUCTS, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)




Florida                                0-25406                   65-0308922
(State or other                 (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)



         3341 S.W. 15TH STREET
         POMPANO BEACH, FLORIDA                                    33069
         ----------------------                                    -----
 (Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code: 954/979-0400


                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

Judgment In Hazardous Waste Lawsuit

         On January 31, 2000, the United States District Court for the Southern District of Florida entered a judgment against the Company and its President, Jack L. Aronowitz, in connection with a lawsuit brought by the United States of America on behalf of the Environment Protection Agency under the Comprehensive Environmental Response Compensation and Liability Act of 1983, relating to the clean-up of a facility that during 1985 through 1992 contained alleged hazardous substances. The Company occupied this facility during part of 1992. The judgment holds the defendants, jointly and severally, liable for $401,177, representing their share of site clean-up costs, plus post-judgment interest as allowed by law. Further, the Court retained jurisdiction to rule on trial expenses, such as costs, attorney's fees and travel, which may be awarded to the United States. The Company's Articles of Incorporation provide for indemnification, to the fullest extent permitted by law, of any person made party to an action by reason of the fact that such person is an officer or director of the Company.

         The Company has not yet determined whether to appeal the court's ruling. If the Company were to appeal the court's ruling, the Company may be required to post an appeal bond in order to stay execution of the judgment. There can be no assurances that an appeal, if taken, would be successful, or the posting of an appeal bond would not have a material adverse impact on the Company's liquidity and capital resources. In addition, execution on the judgment against the Company may have a material adverse impact on the Company's liquidity and capital resources.

         Information in this report, including any information incorporated by reference herein, includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and is subject to the safe harbor created by such sections. The Company's actual results may differ significantly from the results discussed in such forward-looking statements.

         Statements herein regarding future prospects, business plans and strategies, future revenues and revenue sources, future liquidity and capital resources, as well as other statements contained in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, and similar statements are forward looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments and other factors the Company believes are appropriate in the circumstances, and information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results might differ materially from those suggested or projected in the forward-looking statements. Factors that may cause actual future events to differ from those predicted or assumed include, but are not limited to: delays in product development; risks associated with the Company's ability to successfully develop and market new products on a profitable basis or at all risks; related to results of litigation and appeals; the Company's limited cash reserves and sources of liquidity; uncertainties in availability of expansion capital in the future and other risks associated with capital markets, as well as those listed in the Company's other press releases and in its other filings with the Securities and Exchange Commission. The Company may determine to discontinue or delay the development of any or all of its products under development at any time. For a complete description of the Company's products and business, see
Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: February 18, 1999            TECHNICAL CHEMICALS AND PRODUCTS, INC.



                                    By: /s/ Walter V. Usinowicz, Jr.
                                        ---------------------------------------
                                    Walter V. Usinowicz, Jr.
                                    Vice President of Finance and Chief
                                    Financial Officer (Chief Accounting Officer)